As filed with the Securities and Exchange Commission on May 1, 2002
                                         Registration No. 33-___________________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    Form S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                     MEDICAL STAFFING NETWORK HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                             65-0865171
-------------------------------                           ----------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification Number)

                           901 Yamato Road, Suite 110
                              Boca Raton, FL 33431
                                 (561) 226-9000
          (Address, including zip code, and telephone number, including area code, of principal executive offices)

          Amended and Restated Stock Option Plan of MSN Holdings, Inc.
                  MSN Holdings, Inc. 2001 Stock Incentive Plan
                  --------------------------------------------
                             (Full titles of plans)

                                Robert J. Adamson
                      President and Chief Executive Officer
                     Medical Staffing Network Holdings, Inc.
                           901 Yamato Road, Suite 110
                              Boca Raton, FL 33431
                                 (561) 226-9000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             Steven J. Gartner, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

                                     CALCULATION OF REGISTRATION FEE
======================== ================ ==================== ==================== ===================
 Title of securities to    Amount to be     Proposed maximum     Proposed maximum       Amount of
     be registered        registered (1)   offering price per   aggregate offering   registration fee
                                                share (2)            price (2)
------------------------ ---------------- -------------------- -------------------- -------------------
Common Stock, par value   2,539,975              $23.13             $58,749,621.75       $5,404.97
$0.01
======================== ================ ==================== ==================== ===================

(1)  Represents 2,274,499 shares of common stock of Medical Staffing Network Holdings, Inc., par value
     $0.01 per share (the "Common Stock") issuable pursuant to the Amended and Restated Stock Option Plan of MSN Holdings, Inc. and 265,476 shares of Common Stock pursuant to the MSN Holdings, Inc. 2001
     Stock Incentive Plan, as amended (collectively, the "Plans"). In addition, this Registration
     Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plans, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(2)  Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and
     (h) of Rule 457 under the Securities Act of 1933 (the "Securities Act").

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Medical Staffing Network Holdings, Inc. (the "Company"), are incorporated by reference into the Registration Statement:

     (a) The Company's Prospectus filed in connection with its Registration Statement on Form S-1, initially filed on February 8, 2002, as amended, pursuant to the Securities Act; and

     (b) The description of the Company's Shares, which is contained in the Company's Registration Statement on Form 8-A, initially filed on April 11, 2002, as amended, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. DESCRIPTION OF SECURITIES

     Inapplicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's amended and restated certificate of incorporation limits directors' liability to the fullest extent permitted under Delaware corporate law. Specifically, the Company's directors are not liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which a director derives an improper personal benefit.

     If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     This provision will generally not limit liability under state or federal securities laws.

     Delaware law, and the Company's amended and restated certificate of incorporation, provide that the Company will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person's former or present official capacity with the Company against judgments, penalties, fines, settlements and reasonable expenses including reasonable attorney's fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

Item 8. EXHIBITS

Exhibit No.    Description of Exhibit
-----------    ----------------------

5.1            Opinion of Willkie Farr & Gallagher.

23.1           Consent of Ernst & Young LLP.

23.2           Consent of Willkie Farr & Gallagher (included in Exhibit 5.1).

24             Power of Attorney (reference is made to the signature page).

Item 9. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     1. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boca Raton, Florida on this 30th day of April 2002.

                                        MEDICAL STAFFING NETWORK HOLDINGS, INC.

                                        By: /s/ Robert J. Adamson
                                            ------------------------------
                                            Robert J. Adamson
                                            President, Chief Executive
                                            Officer and Director

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert J. Adamson and Kevin S. Little, as his true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), (i) any and all pre-effective and post-effective amendments to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to rule 462(b) under the Securities Act, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments, (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable Medical Staffing Network Holdings, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                         Title                                Date
----                         -----                                ----

/s/ Robert J. Adamson        President, Chief Executive Officer   April 30, 2002
--------------------------   and Director (Principal Executive
Robert J. Adamson            Officer)

/s/ Kevin S. Little          Chief Financial Officer (Principal   April 30, 2002
--------------------------   Financial Officer and Principal
Kevin S. Little              Accounting Officer)

/s/ Joel Ackerman            Director                             April 30, 2002
--------------------------
Joel Ackerman

/s/ David J. Wenstrup        Director                             April 30, 2002
--------------------------
David J. Wenstrup

/s/ Scott F. Hilinski        Director                             April 30, 2002
--------------------------
Scott F. Hilinski

                                INDEX TO EXHIBITS

Exhibit No.         Description of Exhibit                              Page No.
----------          ----------------------                              --------

5.1                 Opinion of Willkie Farr & Gallagher.

23.1                Consent of Ernst & Young LLP.

23.2                Consent of Willkie Farr & Gallagher
                    (included in Exhibit 5.1).

24                  Power of Attorney (reference is made to
                    the signature page).